UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011 (June 1, 2011)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Bridgepointe Parkway, Suite 500

San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-624-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Pain Therapeutics, Inc. (the “Company”) approved an increase in base salary for the Company’s President and Chief Executive Officer and bonus payments for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the officers’ and the Company’s performance from mid 2010 to mid 2011.

The base salary effective June 1, 2011 for Remi Barbier, President and Chief Executive Officer, was increased to $650,000 per year from $600,000 per year.

The bonus payments for the named executive officers effective June 1, 2011 were:

Name	Title	Bonus
Remi Barbier	President and Chief Executive Officer	$350,000
Nadav Friedmann, Ph.D., M.D.	Chief Medical and Operating Officer	$225,000
Peter S. Roddy	Vice President and Chief Financial Officer	$100,000
Grant L. Schoenhard, Ph.D.	Chief Scientific Officer	$125,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc.

Dated: June 7, 2011	By:	/s/ Peter S. Roddy
Peter S. Roddy
Vice President and Chief Financial Officer